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                                H-QUOTIENT, INC.


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                                   B Y L A W S

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                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be located in Richmond, Virginia.

                  Section 2. The Corporation may also have offices at such other places both within and without the State of Virginia as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

                  Section 1. All meetings of Shareholders for the election of directors shall be held in Reston, State of Virginia, at such place as may be fixed from time to time by the Board of Directors.

                  Section 2. Annual meetings of Shareholders, commencing with the year 2000, shall be held on the 15th of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00AM Virginia time, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written or printed notice of the annual meeting stating the date, time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting,

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either personally or by mail, by or at the direction of the President, the
Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

                 Section 1. Special meetings of Shareholders for any purpose other than the election of Directors may be held at such time and place within or without the State of Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 Section 2. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors, the President, or the Board of Directors.

                 Section 3. Written or printed notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notwithstanding the preceding paragraph, notice of a Shareholders' meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed sale of assets other than in the regular course of business, or on a plan of dissolution shall be given, in the manner provided herein, not less than ten nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment, plan of merger, or share exchange, or plan of proposed sale of assets.

                 Section 4. The business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

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                                   ARTICLE IV

                           QUORUM AND VOTING OF SHARES

                 Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                 Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the vote of a greater number of affirmative votes is required by law or the Articles of Incorporation.

                 Section 3. A. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders unless the Articles of Incorporation or law provide otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

                           B. Without limiting the manner in which a Shareholder
may authorize another persons to act for him as proxy pursuant to Subsection A of this Section 3, the following shall constitute a valid means by which a Shareholder may grant such authority:

                 1. A Shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or his authorized officer, director employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.


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                 2.  A Shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which the inspectors of election can determine that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

                 3. Any copy, facsimile telecommunication or other reliable reproduction of writing or transmission created pursuant to this Subsection B may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                 Section 4. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.


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                                    ARTICLE V

                                    DIRECTORS

                 Section 1. The number of Directors shall be not less than three nor more than nine. The number of Directors may be fixed or changed within the minimum or maximum by the Shareholders or by the or by the Board of Directors, unless shares have been issued in which case only the Shareholders may change the range or switch to a fixed size Board. Directors need not be residents of the State of Virginia nor Shareholders of the corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of the Shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of Shareholders.

                 Section 2. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the Shareholders, the Board of Directors, or if the Directors remaining in office constitute fewer than a quorum of the Board, the vacancy may be filled by the affirmative vote of the Directors remaining in office.

                 Section 3. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the Shareholders.

                 Section 4. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Virginia, at such place or places as they may from time to time determine.

                 Section 5. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.

                 Section 6. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings the Board of Directors may from time to time


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determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

                 Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Virginia.

                 Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.

                 Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

                 Section 4. Special meetings of the Board of Directors may be called by the Chairman or President on one days' notice to each director, either personally or by mail or by facsimile telecommunication; special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of two Directors.

                 Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                 Section 6. A majority of the Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation. If


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a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 Section 7. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by each director entitled to vote with respect to the subject matter thereof and included in the minutes or filed with the corporate records reflecting the action taken.

                 Section 8. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                                  ARTICLE VII

                             COMMITTEES OF DIRECTORS

                 Section 1. A majority of the number of Directors fixed by the By-Laws or otherwise, may create one or more committees and appoint members of the Board to serve on the committee or committees. To the extent provided by the Board of Directors or Articles of Incorporation, each committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Each committee shall have two or more members who serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

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                                  ARTICLE VIII

                                     NOTICES

                 Section 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile telecommunication.

                 Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

                 Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers.

                 Section 2. The Board of Directors at its first meeting after each annual meeting of Shareholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer, none of whom except the Chairman need be a member of the Board.

                 Section 3. The Board of Directors may appoint such other officers and agents with such other titles as the Board of Directors shall determine, from time to time and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                 Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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                 Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                  THE CHAIRMAN

                 Section 6. The Chairman of the Board, shall, when present, preside at all meetings of the Board of Directors. He shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall in the absence or disability of the Chairman of the Board perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

                                  THE PRESIDENT

                 Section 7. The President shall be the chief executive officer of the Corporation, and if there is no Chairman or in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                 Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


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                               THE VICE-PRESIDENTS

                 Section 9. If elected, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                 Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the Corporate seal of the Corporation and he, or an assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                 Section 11. If elected, the assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.




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                   THE TREASURER AND ASSISTANT TREASURERS

                 Section 12. The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                 Section 13. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                 Section 14. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                 Section 15. If elected, the assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  COMPENSATION

                 Section 16. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed form time to time by the Board of Directors.



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                                   ARTICLE X

                            CERTIFICATES FOR SHARES

                 Section 1. The shares of the Corporation shall be represented by certificates. Certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

                 When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue different series within a class, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                 Section 2. The signatures of the officers upon a certificate may be facsimiles, unless otherwise provided in the Articles of Incorporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

                 Section 3 The Board of Directors may direct a new certificate or uncertificated security to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or uncertificated security, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the


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Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

                 Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                            CLOSING OF TRANSFER BOOKS

                 Section 5. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for the determination of Shareholders, such date in any case to be not more than seventy days before the meeting or action requiring the determination of Shareholders. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share transfer book or to vote at any meeting of the Shareholders.


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                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

                 Section 1. Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in money or other property subject to any provisions of the Articles of Incorporation.

                 Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                             REGISTERED SHAREHOLDERS

                 Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Virginia.



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                              LIST OF SHAREHOLDERS

                 Section 7. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal business the Corporation, or for such other purpose as the Directors shall think conductive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                 Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors nay from time to time designate.

                        VOTING CORPORATION'S SECURITIES

                 Section 4. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or, in the event of his inability to act, the President, or in the vent of his inability to act, a Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and al rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other officer in the absence of the Chairman and the President, who shall have full power and authority on behalf of the Corporation to attend and to act

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and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   FISCAL YEAR

                  Section 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                  Section 6. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Virginia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XI

                                 INDEMNIFICATION

                  Section 1. Each Director and officer of the Corporation whether or not then in office, and each person whose testator or intestate was such a director or officer, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the Code of Virginia.


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                                   ARTICLE XII

                                   AMENDMENTS

                  Section 1. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board unless the Articles of Incorporation or law reserve this power to the Shareholders.












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